SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            January 15, 2013

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)   In a letter to the Company dated January 15, 2013, Mr. Charles Johnston resigned from our Board of Directors, effective January 18, 2013. This resignation was not the result of any disagreement between Mr. Johnston and the Company.

Mr. Johnston was also Chairman of the Audit Committee of the Board of Directors. Pursuant to Mr. Johnston’s resignation our Board has appointed another outside Board member, Mr. Carl Silva, as Chairman of the Audit Committee. Mr. Silva was already a member of the Audit Committee.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson
January 22, 2013	Robert E. Tomlinson, CFO